UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 18, 2006

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated July 18, 2006 regarding its financial results for the periods ended June 30, 2006, including unaudited consolidated financial statements for the periods ended June 30, 2006, is Attachment I of this Form 8-K. Attachment II are the charts for IBM’s Chief Financial Officer Mark Loughridge’s second quarter earnings presentation on July 18, 2006, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (charts) and in Mr. Loughridge’s presentation.

All of the information in Attachments I and II is hereby filed except for the information set forth below, which is furnished but not filed.

Attachment I (Press Release)

The following statements from Page 1:

“or 11 percent excluding the non-recurring items;”

“up 1 percent when adjusted for the impact of the divested PC business.”

“Income from continuing operations increased 11 percent over the second quarter of 2005 without the non-recurring items of a year ago.”

“Excluding the PC revenue, revenues increased 1 percent compared with the second quarter of 2005.”

“(2 percent, adjusting for currency and PCs)”

 “(1 percent, adjusting for currency and PCs)”

 “(3 percent, adjusting for currency and PCs)”

The following statements from Page 2:

 “Hardware revenues without the PC business increased 3 percent (2 percent, adjusting for currency).”

 “Excluding the PC business, the second-quarter 2005 gross profit margin was 40.6 percent.”

The following statement from Page 3:  “Excluding the divested PC business, revenues increased 1 percent (2 percent, adjusting for currency) compared with the six-month period of 2005.”

Attachment II (Charts)

In the chart on Page 3 (2Q06 FINANCIAL SUMMARY):

2

•              all the data in the column entitled “B/(W) Yr/Yr w/o 2005 Non-recur*” for the rows identified as “E/R%”, “Pre-Tax Income”, “PTI%”, and “Tax Rate %”.

•              all the data in the column entitled “B/(W) Yr/Yr w/o Non-recur* and PC Results” except the data in the rows identified as “Shares (Diluted) (M)” and “EPS”.

In the chart on Page 4 (REVENUE & GROSS PROFIT MARGIN), all the data in the two rows identified as “w/o PC” except the data in the two columns identified as “2Q06”.

In the chart on Page 5 (GEOGRAPHIC REVENUE), all the data in the column identified as “@ CC w/o PC” except the data in the row identified as “OEM”.

In the chart on Page 6 (EXPENSE SUMMARY):

•              the data in the row identified as “SG&A” for the column identified as “B/(W) Yr/Yr w/o Non-Recur”

•              all the data in the two rows identified as “w/o PCs” except the data in the column identified as “2Q06”

•              the data in the rows identified as “Total Expense and Other Income” and “E/R%”, in each case for the column identified as “B/(W) Yr/Yr w/o Non-Recur*”

In the chart on Page 9 (GLOBAL SERVICES), the data in the two rows identified as “PTI Margin*”, in each case for the column identified as “Yr/Yr.”

In the chart on Page 11 (SOFTWARE), the following statement:  “Pre-tax margin up 2 points*”.

In the chart on Page S-2 (REVENUE - KEY INDUSTRY SALES UNITS), all the data in the two columns under “w/o PC”.

In the chart on Page S-4 (SEGMENT PRE-TAX INCOME MARGIN), all the data in the two columns identified as “w/o Non-recur*”.

In the chart on Page S-5 (CURRENCY: YEAR-TO-YEAR COMPARISON), the first item of data (for 1Q06) in the row identified as “IBM excluding PC”.

In the charts on Page S-11 (NON-GAAP SUPPLEMENTARY MATERIALS — RECONCILIATION TO NET CASH FROM OPERATIONS), all the data in the row identified as “Net Cash from Operations (Cont. Ops.), excluding GF Receivables and excluding Pension Funding”.

In their entirety, each of the charts on Page S-3 (PC Results), Page S-12 (NON-GAAP SUPPLEMENTARY MATERIALS — RECONCILIATION OF ESTIMATED RETIREMENT-RELATED COST), Page S-13 (NON-GAAP SUPPLEMENTARY MATERIALS — RECONCILIATION OF REVENUE GROWTH IN EMERGING COUNTRIES), Page S-14 (NON-GAAP SUPPLEMENTARY MATERIALS — RECONCILIATION OF PRE-TAX PROFIT), and Page S-15 (NON-GAAP SUPPLEMENTARY MATERIALS — RECONCILIATION OF EQUITY COMPENSATION AND RETIREMENT-RELATED COSTS).

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 18, 2006

By:

/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy
Vice President and Controller

4

ATTACHMENT I

IBM REPORTS 2006 SECOND-QUARTER RESULTS

•                  Diluted earnings per share of $1.30 from continuing operations, up 14 percent as reported, or 16 percent excluding non-recurring items from the second-quarter 2005;

•                  Income from continuing operations of $2.0 billion, up 9 percent, or 11 percent excluding the non-recurring items;

•                  Total revenues of $21.9 billion, down 2 percent as reported, up 1 percent when adjusted for the impact of the divested PC business.

ARMONK, N.Y., July 18, 2006 . . . IBM today announced second-quarter 2006 diluted earnings per common share of $1.30 from continuing operations, compared with diluted earnings of $1.14 per share in the second quarter of 2005, a year-over-year increase of 14 percent. Second-quarter income from continuing operations was $2.0 billion compared with $1.9 billion in the second quarter of 2005, an increase of 9 percent.

The company posted a 16 percent increase in diluted earnings per share year over year without the second-quarter 2005 non-recurring pretax items of a year ago, which included incremental restructuring charges of $1.7 billion ($.72 per share), offset by a $1.1 billion ($.45 per share) gain on the sale of the PC business, and a $775 million ($.29 per share) legal settlement received from Microsoft. Income from continuing operations increased 11 percent over the second quarter of 2005 without the non-recurring items of a year ago.

Total revenues for the second quarter of 2006 of $21.9 billion decreased 2 percent as reported and adjusting for currency from the second quarter of 2005, which includes revenue from the divested PC business. Excluding the PC revenue, revenues increased 1 percent compared with the second quarter of 2005.

Samuel J. Palmisano, IBM chairman and chief executive officer, said: “IBM had another solid quarter with good earnings-per-share results. Our performance was led by our software business, which generated $4.2 billion of revenue this quarter with strong margins, and is a significant part of our integrated portfolio. Our System z mainframe business returned to form this quarter, and we continued to manage important transitions in parts of our services business, which again improved margins. We continued to grow revenues in many key emerging markets. Cash flow, a key strength of our business model, drove high returns to shareholders through our stock buyback program.

“IBM has taken many strategic actions in recent years to reposition the company. Our focus on higher-value segments of the marketplace continues to deliver good results to shareholders, our cash position improved significantly year over year, and we remain committed to investing in our business and driving business performance to generate strong returns for investors. IBM has returned more than $5.8 billion to shareholders in the first half of the year.”

From a geographic perspective, the Americas second-quarter revenues were $9.5 billion, an increase of 1 percent as reported (2 percent, adjusting for currency and PCs) from the 2005 period. Revenues from Europe/Middle East/Africa were $7.2 billion, down 4 percent (1 percent, adjusting for currency and PCs). Asia-Pacific revenues decreased 9 percent (3 percent, adjusting for currency and PCs) to $4.2 billion. OEM revenues were $939 million, up 34 percent compared with the 2005 second quarter.

Revenues from Global Services, including maintenance, decreased 1 percent as reported and adjusting for currency to $11.9 billion in the second quarter of 2006. IBM signed services contracts totaling $9.6 billion and ended the quarter with an estimated services backlog, including Strategic Outsourcing, Business Transformation Outsourcing, Global Business Services, Integrated Technology Services and Maintenance, of $109 billion.

Hardware revenues decreased 7 percent (8 percent, adjusting for currency) to $5.1 billion in the second-quarter 2006 compared to $5.6 billion in the year-ago period, which includes revenue from the divested PC business. Hardware revenues without the PC business increased 3 percent (2 percent, adjusting for currency).

Hardware revenues for the Systems and Technology Group totaled $5.0 billion for the quarter, up 3 percent. Revenues from the System z server products increased 7 percent compared with the year-ago period. Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), increased 7 percent. Revenues from the System x server products were flat compared with the year-ago period. Revenues from the System p UNIX servers decreased 10 percent and revenues from the System i servers decreased 7 percent. Revenues from Microelectronics increased 45 percent and revenues from System Storage decreased 2 percent.

Revenues from Software were $4.2 billion, an increase of 5 percent as reported and adjusting for currency compared with the second quarter of 2005. Revenues from IBM’s middleware brands, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.2 billion, up 4 percent versus the second quarter of 2005. Operating systems revenues decreased 6 percent to $558 million compared with the prior-year quarter. Revenues from other software and services increased, led by solid growth in the Product Lifecycle Management portfolio of products.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 17 percent. Revenues for Information Management software, which enables clients to leverage information on demand, increased 6 percent. Revenues from Tivoli software, infrastructure software that enables customers to centrally manage networks including security and storage capability, increased 12 percent, and revenues for Lotus software, which allows collaborating and messaging by customers in real-time communication and knowledge management, increased 6 percent year over year. Revenues from Rational software, integrated tools to improve the processes of software development, increased 8 percent compared with the year-ago quarter.

Global Financing revenues decreased 7 percent as reported and adjusting for currency in the second quarter to $580 million.

The company’s total gross profit margin was 41.2 percent in the 2006 second quarter compared with 39.4 percent in the 2005 period, which includes the divested PC business. Excluding the PC business, the second-quarter 2005 gross profit margin was 40.6 percent.

Total expense and other income increased 1 percent to $6.1 billion compared with the prior-year period, which includes the non-recurring items. SG&A expense decreased 24 percent primarily due to the prior-year incremental restructuring charges of $1.5 billion. RD&E expense increased 3 percent compared with the year-ago period. Intellectual property and custom development income decreased to $188 million compared with $288 million a year ago. Other (income) and expense was $196 million of income in the second quarter of 2006, versus $1.7 billion of income in the same period last year, reflecting the $775 million benefit for the Microsoft legal settlement and the $1.1 billion gain from the sale of the PC business partially offset by incremental charges of $236 million relating to restructuring.

IBM’s effective tax rate in the second-quarter 2006 was 30.0 percent, compared with 32.3 percent in the second quarter of 2005. The company’s tax rate in the second-quarter 2005 increased 2.3 points due to the effect of the second-quarter non-recurring actions.

Share repurchases totaled approximately $2.5 billion in the second quarter. The weighted-average number of diluted common shares outstanding in the second-quarter 2006 was 1.56 billion compared with 1.63 billion shares in the same period of 2005. As of June 30, 2006, there were 1.52 billion basic common shares outstanding.

IBM ended the second quarter of 2006 with $10.0 billion of cash on hand. The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Debt, including Global Financing, totaled $21.8 billion, compared with $22.6 billion at year-end 2005. From a management segment view, the non-global financing debt-to-capitalization ratio was 1.5 percent at the end of June 30, 2006, and Global Financing debt increased $813 million from year- end 2005 to a total of $21.3 billion, resulting in a debt-to-equity ratio of 6.9 to 1.

Year-To-Date 2006 Results

Income from continuing operations for the six months ended June 30, 2006 was $3.7 billion, compared with $3.3 billion in the year-ago period, which includes non-recurring pretax items for incremental restructuring charges of $1.7 billion, offset by the $1.1 billion gain on the sale of the PC business, and the $775 million legal settlement received from Microsoft. Diluted earnings per share from continuing operations were $2.37 compared with $1.98 per diluted share for the 2005 period. Revenues from continuing operations for the six-month period totaled $42.5 billion, a decrease of 6 percent (4 percent, adjusting for currency) compared with $45.2 billion for the six months of 2005, which includes PC revenues of $2.9 billion for the first four months of 2005 only. Excluding the divested PC business, revenues increased 1 percent (2 percent, adjusting for currency) compared with the six-month period of 2005.

For total operations, net income for the first six months of 2006 was $3.7 billion, or $2.37 per diluted share, compared with the six months of 2005 net income of $3.2 billion, or $1.96 per diluted share, which included a loss from discontinued operations of $27 million.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the U.S. Securities and Exchange Commission (SEC).

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results:

•  without non-recurring items,

•  without divested PC business,

•  adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the second-quarter earnings materials. These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today. Investors may participate by viewing the Webcast at www.ibm.com/investor/2q06. Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached (amounts may not total due to rounding)

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months			Six Months
	Ended June 30,			Ended June 30,
			Percent			Percent
	2006	2005*	Change	2006	2005*	Change

REVENUE
Global Services	$11,894	$12,001	-0.9%	$23,461	$23,710	-1.0%
Gross margin	27.7%	26.1%		27.2%	25.2%

Hardware	5,148	5,562	-7.4%	9,722	12,315	-21.1%
Gross margin	35.9%	33.9%		33.7%	30.4%

Software	4,241	4,056	4.5%	8,147	7,871	3.5%
Gross margin	84.2%	84.4%		84.2%	84.1%

Global Financing	580	622	-6.8%	1,164	1,202	-3.2%
Gross margin	51.1%	52.6%		52.0%	53.4%

Other	26	29	-11.0%	54	80	-31.8%
Gross margin	19.8%	25.4%		-15.4%	63.8%

TOTAL REVENUE	21,890	22,270	-1.7%	42,549	45,178	-5.8%

GROSS PROFIT	9,014	8,775	2.7%	17,102	17,029	0.4%
Gross margin	41.2%	39.4%		40.2%	37.7%

EXPENSE AND OTHER INCOME

S,G&A	4,916	6,497	-24.3%	9,518	11,430	-16.7%
% of revenue	22.5%	29.2%		22.4%	25.3%

R,D&E	1,522	1,477	3.1%	2,977	2,936	1.4%
% of revenue	7.0%	6.6%		7.0%	6.5%

Intellectual property and custom development income	(188)	(288)	-34.5%	(418)	(507)	-17.6%
Other (income) and expense	(196)	(1,711)	-88.6%	(442)	(1,689)	-73.8%
Interest expense	72	67	6.4%	138	116	19.0%

TOTAL EXPENSE AND OTHER INCOME	6,125	6,042	1.4%	11,774	12,286	-4.2%
% of revenue	28.0%	27.1%		27.7%	27.2%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,889	2,733	5.7%	5,328	4,743	12.3%
Pre-tax margin	13.2%	12.3%		12.5%	10.5%

Provision for income taxes	867	882	-1.7%	1,598	1,485	7.7%
Effective tax rate	30.0%	32.3%		30.0%	31.3%

INCOME FROM CONTINUING OPERATIONS	$2,022	$1,851	9.2%	$3,730	$3,258	14.5%
Net margin	9.2%	8.3%		8.8%	7.2%

DISCONTINUED OPERATIONS
Loss from discontinued operations	0	22		0	27

NET INCOME	$2,022	$1,829	10.5%	$3,730	$3,231	15.4%
EARNINGS/(LOSS)PER SHARE OF COMMON STOCK:

ASSUMING DILUTION
CONTINUING OPERATIONS	$1.30	$1.14	14.0%	$2.37	$1.98	19.7%
DISCONTINUED OPERATIONS	(0.00)	(0.01)		(0.00)	(0.02)
TOTAL	$1.30	$1.12	16.1%	$2.37	$1.96	20.9%
BASIC
CONTINUING OPERATIONS	$1.31	$1.15	13.9%	$2.40	$2.02	18.8%
DISCONTINUED OPERATIONS	(0.00)	(0.01)		(0.00)	(0.02)
TOTAL	$1.31	$1.14	14.9%	$2.40	$2.00	20.0%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,560.1	1,627.9		1,573.6	1,644.2
BASIC	1,538.1	1,603.9		1,551.3	1,616.3

*              Reclassified to conform with 2006 presentation; prior year Enterprise Investments reclassified to various segments.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	June 30,	December 31,	Percent
(Dollars in millions)	2006	2005	Change

ASSETS
Cash, cash equivalents, and marketable securities	$9,990	$13,686	-27.0%
Receivables - net, inventories, prepaid expenses	29,601	31,975	-7.4%
Plant, rental machines, and other property - net	13,963	13,756	1.5%
Investments and other assets	49,823	46,331	7.5%

TOTAL ASSETS	$103,377	$105,748	-2.2%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$7,907	$7,216	9.6%
Long-term debt	13,872	15,425	-10.1%
Total debt	21,779	22,641	-3.8%
Accounts payable, taxes, and accruals	26,210	27,936	-6.2%
Other liabilities	21,838	22,073	-1.1%

TOTAL LIABILITIES	69,828	72,650	-3.9%
STOCKHOLDERS’ EQUITY	33,549	33,098	1.4%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$103,377	$105,748	-2.2%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND QUARTER 2006
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$7,955	$449	$8,404	$787	9.4%
% change	1.1%	-16.0%	0.0%	nm

Global Business Services	3,939	351	4,290	407	9.5%
% change	-4.6%	-6.3%	-4.7%	nm

Systems and Technology Group	5,014	271	5,286	187	3.5%
% change	3.3%	6.9%	3.5%	-30.4%

Software	4,241	543	4,784	1,156	24.2%
% change	4.5%	14.8%	5.6%	27.1%

Global Financing	576	338	914	319	34.9%
% change	-7.0%	22.8%	2.1%	-5.7%
Personal Computing Division	0	0	0	0	0.0%

TOTAL REPORTABLE SEGMENTS	21,725	1,952	23,677	2,856	12.1%
% change	-1.6%	1.7%	-1.4%	122.5%

Eliminations / Other	165	(1,952)	(1,787)	32
TOTAL IBM CONSOLIDATED	$21,890	$0	$21,890	$2,889	13.2%
% change	-1.7%		-1.7%	5.7%

	SECOND QUARTER 2005*
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$7,872	$535	$8,407	$(16)	-0.2%

Global Business Services	4,129	374	4,503	(68)	-1.5%

Systems and Technology Group	4,855	254	5,109	269	5.3%

Software	4,056	474	4,530	909	20.1%

Global Financing	620	275	895	338	37.8%

Personal Computing Division	557	7	564	(149)	-26.4%

TOTAL REPORTABLE SEGMENTS	22,089	1,919	24,008	1,283	5.3%

Eliminations / Other	182	(1,919)	(1,736)	1,449

TOTAL IBM CONSOLIDATED	$22,270	$0	$22,270	$2,733	12.3%

nm - not meaningful

* The company made changes to its management system effective as of the first quarter of 2006, including the separation of the Global Services segment into two new reportable segments: Global Technology Services and Global Business Services, as well as the reclassification of Enterprise Investments to other reportable segments.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX MONTHS 2006
(Dollars in millions)	Revenue			Pre-tax Income (Loss) From Continuing	Pre-tax
	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$15,674	$900	$16,575	$1,631	9.8%
% change	-0.1%	-18.8%	-1.4%	153.2%

Global Business Services	7,787	687	8,474	763	9.0%
% change	-2.8%	-1.5%	-2.7%	nm

Systems and Technology Group	9,433	552	9,985	169	1.7%
% change	3.2%	11.4%	3.6%	-45.3%

Software	8,147	1,057	9,205	2,177	23.6%
% change	3.5%	12.9%	4.5%	27.0%

Global Financing	1,158	702	1,860	733	39.4%
% change	-3.4%	-3.0%	-3.3%	0.5%

Personal Computing Division	0	0	0	0	0.0%

TOTAL REPORTABLE SEGMENTS	42,200	3,898	46,098	5,473	11.9%
% change	-5.8%	-2.4%	-5.5%	64.7%

Eliminations / Other	349	(3,898)	(3,549)	(145)

TOTAL IBM CONSOLIDATED	$42,549	$0	$42,549	$5,328	12.5%
% change	-5.8%		-5.8%	12.3%

	SIX MONTHS 2005*
	Revenue			Pre-tax Income (Loss) From Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$15,694	$1,109	$16,803	$644	3.8%

Global Business Services	8,016	697	8,713	92	1.1%

Systems and Technology Group	9,144	495	9,639	309	3.2%

Software	7,871	937	8,807	1,714	19.5%

Global Financing	1,199	724	1,923	729	37.9%

Personal Computing Division	2,876	33	2,909	(165)	-5.7%

TOTAL REPORTABLE SEGMENTS	44,799	3,995	48,794	3,323	6.8%

Eliminations / Other	379	(3,995)	(3,616)	1,419

TOTAL IBM CONSOLIDATED	$45,178	$0	$45,178	$4,743	10.5%

nm - not meaningful

*  The company made changes to its management system effective as of the first quarter of 2006, including the separation of the Global Services segment into two new reportable segments: Global Technology Services and Global Business Services, as well as the reclassification of Enterprise Investments to other reportable segments.

ATTACHMENT II

IBM 2Q 2006 Earnings Presentation July 2006 -1-

ATTACHMENT II

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. -2-

2Q06 FINANCIAL SUMMARY -3- 10% 4% 0 pts 0.6 pts 5% 0 pts 0.5 pts 1% 1% B/(W) Yr/Yr w/o Non-recur* & PC Results 4% 4% 1560.1 Shares (Diluted) (M) 1.5 pts 0.9 pts 13.2% PTI% (2%) (2%) @CC 16% 0 pts 11% (0.3 pts) 1.8 pts (2%) B/(W) Yr/Yr w/o 2005 Non-recur* 14% 2.3 pts 6% (0.9 pts) 1.8 pts (2%) B/(W) Yr/Yr As Rptd 30.0% Tax Rate% 2Q06 Continuing Operations ($B except EPS) $1.30 EPS 2.9 Pre-Tax Income 28.0% E/R% 41.2% GP% 21.9 Revenue * Non-recurring includes 2Q05 PC gain, incremental restructuring charge and Microsoft settlement

REVENUE & GROSS PROFIT MARGIN 1% (2%) (10%) (7%) 5% 2% (8%) (1%) @CC Gross Profit Margin Revenue ($B) 1% (2%) (11%) (7%) 5% 3% (7%) (1%) As Rptd 21.9 21.9 0.0 0.6 4.2 5.1 5.1 11.9 2Q06 0.5 pts 41.2% w/o PC (2.7 pts) 35.9% w/o PC 1.8 pts 41.2% IBM (5.6 pts) 19.8% Other B/(W) Yr/Yr Pts 2Q06 (1.5 pts) 51.1% Global Financing (0.1 pts) 84.2% Software 2.0 pts 35.9% Hardware 1.6 pts 27.7% Global Services -4- May not add due to rounding B/(W) Yr/Yr

GEOGRAPHIC REVENUE -5- 1% 34% (3%) (1%) 2% @CC w/o PC B/(W) Yr/Yr (2%) (2%) 21.9 IBM 34% 34% 0.9 OEM (6%) (9%) 4.2 Asia Pacific (3%) (4%) 7.2 Europe/ME/A (1%) 1% 9.5 Americas As Rptd @CC 2Q06 ($B) May not add due to rounding

EXPENSE SUMMARY 0 pts (0.3 pts) (1%) 1% (6%) nm (35%) (3%) 2% B/(W) Yr/Yr w/o Non-Recur* (0.6 pts) 28.0% w/o PCs (3%) 6.1 w/o PCs (0.9 pts) 28.0% E/R% (1%) 6.1 Total Expense and Other Income (6%) 0.1 Interest Expense (89%) (0.2) Other Income and Expense (35%) (0.2) IP and Custom Dev. Income (3%) 1.5 RD&E 24% 4.9 SG&A B/(W) Yr/Yr 2Q06 ($B) -6- May not add due to rounding * Non-recurring includes 2Q05 PC gain, incremental restructuring charge and Microsoft settlement nm = not meaningful

CASH FLOW ANALYSIS May not add due to rounding (3.7) 0.0 0.4 (1.1) (0.8) (5.1) 0.0 (0.8) 3.0 0.2 2.8 (2.1) 2.9 2.8 5.7 1H06 3.1 (1.9) Change in Cash & Marketable Securities 0.0 0.0 Discontinued Operations 0.7 0.0 Other 1.2 1.7 Change in Non-GF Debt (1.2) (0.6) Dividends (7.7) (5.2) Share Repurchase Return to Shareholders 0.9 0.5 Divestitures (1.5) (1.1) Acquisitions 1.3 3.3 Net GF Debt to A/R (0.6) (0.5) GF Debt 1.8 3.8 GF A/R (3.5) (2.0) Capital Expenditures, Net Investing Activities 13.1 1.5 Net Cash from Operations (Cont. Ops.), excl. GF Rec. 1.8 3.8 Less: GF Accounts Receivable 14.9 5.2 Net Cash from Operations (Cont. Ops.) FY05 1H05 ($B) -7-

BALANCE SHEET May not add due to rounding 6.9 2% 33.5 69.8 21.8 21.3 0.5 48.0 103.4 28.8 64.6 10.0 June 2006 6.7 6.7 Global Fin. Leverage 7% 10% Non-GF Debt/Cap 33.1 30.1 Equity 72.6 73.3 Total Liabilities 22.6 23.7 Total Debt 20.5 20.9 Global Financing Debt 2.1 2.8 Non-GF Debt 50.0 49.5 Other Liabilities 105.7 103.4 Total Assets 29.9 27.9 Global Fin. Assets* 62.2 66.8 Non-GF Assets* 13.7 8.7 Cash & Marketable Securities Dec 2005 June 2005 ($B) * Excluding Cash & Marketable Securities -8-

GLOBAL SERVICES -9- Revenue $11.9B, -1% Yr/Yr; -1% @CC Global Business Services (GBS) Global Technology Services (GTS) 1.1 pts 9.4% PTI Margin * (4%) 1% @CC 0.8 pts 9.5% PTI Margin * (5%) 3.9 Revenue (External) 1% 8.0 Revenue (External) Yr/Yr 2Q06 ($B) (19%) 4.2 (43%) 5.4 Total (42%) 1.1 (52%) 3.5 Long-Term (5%) 3.0 (10%) 1.9 Short-Term Yr/Yr $B Yr/Yr $B GBS GTS Signings (5%) 1% (1%) (5%) 15% 3% Yr/Yr (4%) Global Business Services (5%) ITS 0% Maintenance 16% BTO 3% SO 1% Global Technology Services @CC IGS WW Contract Signings * Yr/Yr normalized for 2Q05 non-recurring items Signings Revenue 4.65.54.65.44.75.34.85.05.17.25.49.26.36.26.64.6051015203Q044Q041Q052Q053Q054Q051Q062Q06($B)Long-TermShort-Term

SYSTEMS & TECHNOLOGY -10- Revenue $5.0B, +3% Yr/Yr; +3% @CC Business realignment - (6%) (8%) E&TS Processors for games + 45% 45% Microelectronics Market leadership Competitive pricing Mid-range strength offset by high-end Volume share gain Transition to Power5+ Qtr/Qtr improvement Shipped mid-range Business Class server Share GP% Revenue 23% (7%) (3%) 0% (11%) (8%) 6% @CC + - 24% Retail Store Sols Yr/Yr - (7%) Printing Systems - - - - - =/- (2%) System Storage - 0% System x Servers - (10%) System p = (7%) System i + 7% System z

SOFTWARE -11- Revenue $4.2B, +5% Yr/Yr; +5% @CC Gained share in Key Branded Middleware and PLM Strong demand driven by strength in SOA, Information on Demand, Systems Management and Storage Pre-tax margin up 2 points* (3%) (3%) 26% Other Middleware 20% 20% 12% Other Software/Services 5% 4% 74% Total Middleware 100% 13% 48% % of SW 5% 5% Total Software (5%) (6%) Operating Systems 9% 9% Key Branded Middleware Revenue 8% 12% 6% 7% 18% @CC 8% Rational 12% Tivoli 6% Lotus 6% Information Management 17% WebSphere Family Yr/Yr * Yr/Yr normalized for 2Q05 non-recurring items May not add due to rounding

SUPPLEMENTAL EXHIBITS -S1- S2. Revenue – Key Industry Sales Units S3. PC Results S4. Segment Pre-Tax Income Margin S5. Currency: Year-to-Year Comparison S6. Cash Flow (FAS 95) S7-S15. Non-GAAP Supplementary Materials S7. Non-Recurring and Unique Items, Constant Currency S8. Divested PC Business S9. Cash Flow S10. Pensions S11. Reconciliation to Net Cash from Operations S12. Reconciliation of Estimated Retirement-Related Cost S13. Reconciliation of Revenue Growth in Emerging Countries S14. Reconciliation of Pre-Tax Profit S15. Reconciliation of Equity Compensation and Retirement-Related Costs

REVENUE - KEY INDUSTRY SALES UNITS -S2- @CC 0% 4% (3%) 1% (1%) (6%) 2% Rptd 0% 4% (3%) 1% (1%) (6%) 2% @CC (2%) (3%) (4%) 0% (2%) (10%) 1% (3%) 21.1 All Sectors (3%) 4.1 Small / Medium (4%) 2.0 Communications 0% 2.2 Distribution (2%) 2.9 Industrial (10%) 3.2 Public 1% 5.9 Financial Svcs Rptd 2Q06 ($B) B/(W) Yr/Yr B/(W) Yr/Yr w/o PC May not add due to rounding

-S3- PC RESULTS (137) 7 8 (2) (149) PTI (7) 7 Internal 557 557 External Revenue 2Q05 Est PC Direct Net Allocations** Internal IT Uplift* Internal Rev / GP* PC Business As Reported ($M) * Intercompany sales and profits eliminated in consolidation ** Allocations in support of PC operations which are not contractually recoverable under Lenovo relationship and effectively remain with IBM See chart S8 for additional description May not add due to rounding

SEGMENT PRE-TAX INCOME MARGIN 0.6 pts 12.6% w/o PC Results 0.0 pts 12.1% w/o PC Segment 0.9 pts 6.8 pts (2.9 pts) 4.1 pts nm (1.8 pts) 11.0 pts 9.6 pts As Rptd 1.5 pts 13.2% 11.7% 12.3% Total IBM nm -- (26.4%) (26.4%) Personal Systems 0.8 pts 9.5% 8.7% (1.5%) Global Bus Svcs w/o Non-recur* As Rptd w/o Non-recur* As Rptd 0.9 pts (4.0 pts) 2.0 pts (4.3 pts) 1.1 pts 2Q06 2Q05 5.3% 37.8% 20.1% 5.3% (0.2%) 12.1% 34.9% 24.2% 3.5% 9.4% 11.2% Total Segments 38.9% Global Financing 22.2% Software 7.8% Systems & Tech 8.2% Global Tech Svcs -S4- B/(W) Yr/Yr * Non-recurring includes 2Q05 PC gain, incremental restructuring charge and Microsoft settlement

CURRENCY: YEAR-TO-YEAR COMPARISON -S5- 114 0.55 0.80 2Q06 0 pts 0 pts -6% -2% 0% -4 pts IBM excluding PC 2 pts 0~1 pts -3 pts IBM Revenue Impact 0% -5% -12% Yr/Yr 117 117 Yen 4% 2% -8% Yr/Yr 0.55 0.57 Pound 5% 3% -9% Yr/Yr 0.80 0.83 Euro 4Q06 3Q06 7/17/06 Spot 1Q06 @ 7/1706 Spot QUARTERLY AVERAGES PER US$ Negative Yr/Yr growth signifies a translation hurt

CASH FLOW (FAS 95) -S6- May not add due to rounding (5.5) 0.0 0.1 (6.2) 0.6 (5.1) (0.8) (1.1) 0.2 (5.0) (2.1) (0.8) 0.0 (2.1) 5.7 2.8 (3.7) 0.4 2.5 3.7 1H06 1.0 0.5 Stock-based Compensation Expense (1.4) 0.0 (0.7) (3.9) 0.6 (5.2) (0.6) 1.7 (0.5) (2.0) 0.6 (1.1) 0.5 (2.0) 5.2 3.8 (5.0) 2.6 3.3 1H05 (0.8) Effect of exchange rate changes on cash 1.2 Non-GF Debt 2.5 Net Change in Cash & Cash Equivalents (Cont. Ops.) 0.0 Discontinued Operations (7.1) Net cash used in financing activities 1.2 Other (7.7) Share Repurchase (1.2) Dividends (0.6) GF Debt (4.4) Net cash used in investing activities (0.3) Other Investing (1.5) Acquisitions 0.9 Divestitures (3.5) Capital Expenditures, Net 14.9 Net Cash provided by operating activities 1.8 GF A/R (1.1) Working Capital / Other 5.2 Depreciation / Amortization 8.0 Net Income from Continuing Operations FY05 ($B)

NON-GAAP SUPPLEMENTARY MATERIALS In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in both its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Non-Recurring and Unique Items Management presents certain financial results excluding the effects of the following one-time items: (1) a 2Q 2005 gain on the sale of the company’s PC business, (2) a 2Q 2005 gain related to a settlement agreement reached with Microsoft, (3) 2Q 2005 charges related to the company’s restructuring initiatives and (4) the operational performance of the company’s divested PC business. In addition, management discusses the unique end-to-end supply chain complexities encountered by our server business in 2Q 2006 which were primarily driven by parts and product transitions to support the RoHS (Removal of Hazardous Materials) requirement in Europe. Given the unique and/or non-recurring nature of these items, management believes that presenting certain financial information without these items is more representative of the company's operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. -S7-

NON-GAAP SUPPLEMENTARY MATERIALS Divested PC Business On April 30, 2005, IBM sold its PC business. IBM’s reported results for the quarter ended June 30, 2006 do not include operational performance of the company’s PC business while the reported results for the comparable period in the prior year includes one month of operational performance of the PC business. Further, IBM’s reported results for the six month period ended June 30, 2006 do not include operational performance of the PC business, while the reported results of the comparable period in the prior year includes four months of operational performance. Management believes that it is important to investors to understand the financial results of the company adjusted for the impact of its divested PCD operations in order to show IBM’s results on a comparable basis year-to-year, which is more representative of the company's operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance. Accordingly, management has presented certain financial results excluding the effects of the PC business. Consistent with the company's management system, its reportable segments include transactions between segments that are intended to reflect an arm's-length transfer price and include intercompany profit. Management believes that a more appropriate measure of the financial impacts that the divestiture of the PC business has on IBM's consolidated financial results should exclude any revenues associated with internal sales and intercompany profits, which are eliminated in consolidation. Accordingly, the results of the PC business have been adjusted from the reported PC segment. The basis for these adjustments are to give effect to intercompany and certain allocated expenses and the adjusted results are intended to display the impact on the IBM consolidated results on a basis comparable to which the company operates post-PC divestiture which management believes is meaningful and useful to investors. -S8-

NON-GAAP SUPPLEMENTARY MATERIALS Cash Flow Management includes a presentation of cash flows that excludes the effect of Global Financing Receivables from Net Cash from Operations.   For a financing business, increasing receivables is the basis for growth.  Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity, which currently has the effect of lowering cash from operations. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. Additionally, management has presented its view of cash flow excluding the effects of funding of its U.S. and U.K. pension plans. Given the unique and significant nature of such pension fundings, management believes that presenting these financial items without such fundings is useful to investors in better understanding the company’s business performance. The Company believes the magnitude of these impacts can affect investors’ understanding of the Company’s overall business performance. Management further believes that investors’ understanding is enhanced when the year-to-year dynamics is rendered explicit in the discussion of the Company’s financial results. -S9-

NON-GAAP SUPPLEMENTARY MATERIALS Pensions The complexity and volatility associated with the accounting and financial reporting for pension plans has been a major focus of the Company's management and investors. To help investors better understand the estimates, judgments and performance of the plans, in the 2005 Annual Report, the Company provided significant disclosures. Management has presented certain historical and forecasted financial results excluding: (1) a one-time pre-tax curtailment charge recorded in 4Q 2005 relating to changes to the company’s U.S. defined benefit pension plans and (2) a 2Q 2005 charge related to the company’s restructuring initiatives. Given the unique and non-recurring nature of these charges, management believes that presenting such financial items without these charges is useful to investors in better understanding the company’s business performance. The Company believes the magnitude of these impacts can affect investors’ understanding of the Company’s overall business performance. Management further believes that investors’ understanding is enhanced when the year-to-year dynamics associated with pension cost is rendered explicit in the discussion of the Company’s financial results. Therefore, while giving appropriate prominence to the GAAP based financial measures in presenting such results, the Company believes it is appropriate and useful to investors to include certain Non-GAAP measures. -S10-

0.7 3.9 Net Cash from Operations (Cont. Ops.), excluding GF Receivables and excluding Pension Funding 1.7 (1.0) (1.0) Plus: U.S. Pension Funding Plus: U.K. Pension Funding 0.5 5.7 Net Cash from Operations (Cont. Ops.) (0.9) 2.8 Plus: GF Accounts Receivable 1.4 2.9 Net Cash from Operations (Cont. Ops.), excluding GF Receivables Yr/Yr 1H06 ($B) RECONCILIATION TO NET CASH FROM OPERATIONS NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained in the discussion regarding Cash Flow in Mark Loughridge’s presentation. See Slide S9 of this presentation for additional information on the use of these Non-GAAP financial measures. -S11-

RECONCILIATION OF ESTIMATED RETIREMENT-RELATED COST0.0 - 0.1 2.3 - 2.4 2006 estimated retirement-related expense 2.3 - 2.4 Est. FY06 Est. B/(W) ($B) 0.3 Impact of 2Q 2005 restructuring charge and 4Q 2005 curtailment charge (0.2) - (0.3) 2006 estimated retirement-related expense, excluding 2Q 2005 restructuring charge and 4Q 2005 curtailment charge -S12- The above serves to reconcile the Non-GAAP financial information contained in the Expense Summary discussion regarding retirement related costs in Mark Loughridge’s presentation. See Slide S10 of this presentation for additional information on the use of these Non-GAAP financial measures. NON-GAAP SUPPLEMENTARY MATERIALS

RECONCILIATION OF REVENUE GROWTH IN EMERGING COUNTRIES -S13- 2Q 2006 B/(W) 7% 13% 3% Total Emerging Countries 19% 19% 12% Russia 45% 39% 24% India (3%) (1%) (13%) China 4% 19% 14% Brazil @ CC w/o PCs w/o PCs As Reported The above serves to reconcile the Non-GAAP financial information contained in the Geographic Revenue discussion regarding revenue growth in emerging countries in Mark Loughridge’s presentation. See Slides S7 and S8 of this presentation for additional information on the use of these Non-GAAP financial measures. NON-GAAP SUPPLEMENTARY MATERIALS

RECONCILIATION OF PRE-TAX PROFIT -S14- w/o 2Q 2005 Restruct. As Reported 15% 27% Software 2Q 2006 Pre-Tax Profit B/(W) Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the IBM Results – Second Quarter discussion regarding pre-tax profit in Mark Loughridge’s presentation. See Slide S7 of this presentation for additional information on the use of these Non-GAAP financial measures. NON-GAAP SUPPLEMENTARY MATERIALS

RECONCILIATION OF EQUITY COMPENSATION AND RETIREMENT-RELATED COSTS -S15- 2Q 2006 B/(W) Yr/Yr ($M) (96) (32) Retirement-Related 54 42 Equity Compensation w/o Non-Recurring As Reported The above serves to reconcile the Non-GAAP financial information contained in the Expense Summary discussion regarding equity compensation and retirement-related costs in Mark Loughridge’s presentation. See Slides S7 and S10 of this presentation for additional information on the use of these Non-GAAP financial measures. NON-GAAP SUPPLEMENTARY MATERIALS

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